EXHIBIT 99.1


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BEDFORD BANCSHARES NEWS RELEASE
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Contact:          H. K. Neal, President and CEO
                  J.W. Smith, CFO
                  (540) 586-2590

Date:             May 22, 1998


                              For Immediate Release
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               BEDFORD BANCSHARES, INC. ANNOUNCES STOCK REPURCHASE

         Bedford, Virginia, May 22, 1998: Bedford Bancshares, Inc., (NASDAQ-BFSB) the holding company of Bedford Federal Savings Bank, has announced its intention to repurchase up to 57,477 presplit shares of its currently outstanding common stock. Harold K. Neal, President and Chief Executive Officer, said that Bedford Bancshares Board of Directors, at their meeting on May 20, 1998, authorized the repurchase of up to 5% of its 1,148,950 common shares currently outstanding.

         The repurchase will be made in open-market and privately negotiated transactions subject to the availability of stock, market conditions, the trading price of the stock and the Company's financial performance. Repurchased shares become authorized but unissued shares and will be utilized for general corporate and other purposes, including the issuance of shares in connection with the exercise of stock options.

         In a prior release, the Company announced a 2-for-1 stock split to be paid in the form of a 100% stock dividend. The split will be paid on June 15th to holders of record as of June 1st.

         Bedford Federal Savings Bank is headquartered in Bedford, VA. and operates through its main office and two branch offices.